UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Duckhorn Portfolio, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Information Regarding The Duckhorn Portfolio, Inc.’s Annual Meeting of Stockholders to be Held on Tuesday, January 18, 2022

The Duckhorn Portfolio, Inc. (the “Company”) issued the following press release on January 6, 2022, which relates to its proxy statement (the “Proxy Statement”) filed on November 23, 2021 and furnished to its stockholders in connection with the solicitation of proxies for use at the 2022 Annual Meeting of Stockholders to be held on Tuesday, January 18, 2022.

This Supplement should be read in conjunction with the Proxy Statement.

The Duckhorn Portfolio, Inc. Announces its 2022 Annual Meeting of Stockholders Will Be Conducted in Virtual-Only Format

ST. HELENA, CA— January 6, 2022 – The Duckhorn Portfolio, Inc. (“Duckhorn” or the “Company”) (NYSE: NAPA) announced today that the format of its 2022 Annual Meeting of Stockholders will be virtual only. In light of public health developments related to the recent surge of COVID-19 cases driven by the omicron variant, and in an effort to protect the health and well-being of the Company’s stockholders, employees and representatives, the Annual Meeting will be conducted in a virtual-only format. The meeting will still be held on January 18, 2022 at 9:30 AM Pacific Time. Stockholders will not be able to attend the Annual Meeting in person, but stockholders of record as of the close of business on November 19, 2021 will be able to participate in the Annual Meeting through the virtual meeting platform.

Stockholders may vote and ask questions during the Annual Meeting by following the instructions available on the meeting website. To attend the Annual Meeting virtually, stockholders may visit www.virtualshareholdermeeting.com/NAPA2022 and enter the 16-digit control number included on the notice, proxy card or voting instruction form. Login will be available starting on January 18, 2022 at 9:15 AM Pacific Time. The meeting will begin promptly on January 18, 2022 at 9:30 AM Pacific Time. Those without a control number may attend the Annual Meeting as guests by logging in to the same virtual meeting platform and following the instructions on the website for guest access. Guests will not be able to vote or ask questions.

All stockholders are encouraged to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. The proxy card, voting instruction form and notice of internet availability that were previously distributed will not be updated to reflect the change in meeting format and may be used to vote shares in connection with the Annual Meeting. Stockholders who have previously sent in proxies, or voted via telephone or by internet, do not need to take any further action.

About The Duckhorn Portfolio, Inc.: The Duckhorn Portfolio is the premier producer of luxury wines in North America. The acclaimed Duckhorn Portfolio includes Duckhorn Vineyards, Decoy, Paraduxx, Goldeneye, Migration, Canvasback, Calera and Kosta Browne, each with its own dedicated winemaker

Investor Contact

Chris Mandeville, ICR

ir@duckhorn.com

Media Contact

Jessica Liddell, ICR

DuckhornPR@icrinc.com

203-682-8200

Source: The Duckhorn Portfolio, Inc.